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                                                                    NAYNA
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                                                                        Networks

Nayna Networks, Inc.
4699 Old Ironsides Drive, Suite 420
Santa Clara, CA 95054
Phone (408) 956-8000
Fax (408) 956-8730


Nayna Executes Definitive Agreement for the Acquisition of Abundance Networks


Santa Clara, Calif., - December 6, 2005 - Nayna Networks, Inc., (OTCBB: NAYN), a provider of next generation network solutions headquartered in Santa Clara, today announced it has entered into a definitive agreement to acquire privately-held Abundance Networks headquartered in Shelton, Connecticut, with regional sales and R&D offices in Mumbai, India. Founded in 2002, Abundance is a recognized supplier of TDM/Ethernet over SONET/SDH optical Access solutions in India. This acquisition is the latest step in Nayna's expansion into high-growth markets such as India.

Pursuant to the terms of the definitive agreement, subject to various standard closing conditions and approvals Nayna will acquire substantially all of the assets of Abundance Networks, including its wholly owned subsidiary in India, in an all-stock transaction that is anticipated to close within 30 days. At closing, Nayna will issue Abundance Networks 900,000 shares of restricted Nayna stock plus an additional number of shares of restricted Nayna stock equal to (i) $1,000,000 divided by (ii) the average of the closing prices of its common stock during the twenty consecutive trading days ending one day prior to the closing date. The 900,000 shares of restricted Nayna stock to be issued at closing will be subject to price protection at a value of $2.00 per share with any adjustment to be made on the first anniversary of closing. In addition, 350,000 of the shares to be issued at closing will be held in escrow for fifteen months to satisfy any indemnification claims by Nayna. Abundance can earn up to an additional 1,750,000 shares based on the achievement of certain revenue and earnings based milestones through March 31, 2007. Any shares released from escrow to Abundance or issued to Abundance upon achievement of any earn out milestones will also be subject to price protection at a value of $2.00 per share with any adjustments to be made at the time of delivery of the shares to Abundance.

Abundance's popular AN series of multiplexers can be used in a wide range of stand-alone, Point-of-Presence (POP), Add/Drop (ADM) and transmission applications. The extensive feature set of the AN series enhances uptime and optimizes bandwidth usage. AN multiplexers boast hot-swappable cards and non-blocking bandwidth assignments that optimize bandwidth usage and reduce maintenance costs. Abundance's products meet or exceed the latest general requirements established by the Government of India and are approved for use in the India Telecom Network. Standards compliance includes: Telcordia, ANSI, ITU, FCC, EN, UL and NEBS.

"We are excited about the speedy pace of this acquisition and addition of the synergies from both the companies," said Naveen Bisht, president and CEO, Nayna Networks. "Early customer interest has been high and the feedback has been very positive."


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                                                                    NAYNA
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                                                                        Networks

Nayna Networks, Inc.
4699 Old Ironsides Drive, Suite 420
Santa Clara, CA 95054
Phone (408) 956-8000
Fax (408) 956-8730

About Abundance Networks

Abundance Networks delivers next generation managed Ethernet over SONET/SDH solutions for the metro edge network.

About Nayna Networks, Inc.

Nayna Networks, Inc., delivers next generation network solutions. More information is available at http://www.nayna.com/.


In addition, all shareholders and interested parties are invited to sign into our private Corporate Guest Book at http://www.CorporateGuestBook.com/?NAYN to receive timely updates and information on future developments.

Forward Looking Statements

This press release contains forward-looking statements which are subject to safe harbors created under the U.S. federal securities laws. These statements include, among others, statements relating to the market for network solutions services and IT infrastructure management services, the integration of Abundance Networks' service offerings into Nayna Networks, and the timeframe during which the merger is expected to close. Statements regarding future events are based on the parties' current expectations and are necessarily subject to associated risks related to, among other things, obtaining Abundance Networks' member and regulatory approval of the merger, the potential impact on the business of Abundance Networks due to uncertainty about the merger, the retention of employees of Abundance Networks, the ability of Nayna to successfully integrate Abundance Networks' services, technology and operations and to achieve planned synergies, Nayna's ability to sell products and services into new regions, such as India, and whether, and how quickly, the market for network solutions services and IT infrastructure management services develops and evolves as anticipated. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. For more information regarding Forward Looking Statements and related risks, see the "Risk Factors" section of Nayna's filings with the SEC. The company undertakes no obligation to revise or update any forward-looking statements for any reason.

All products or services mentioned in this document are trademarks, service marks, registered trademarks or registered service marks of their respective owners.

Contact Information

Nayna Networks, Inc.
Jim Connor, 408-956-8000 x831
jim@nayna.com

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